This RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is entered into as of as of April 17, 2015, between Page Six Funding LLC, a Delaware limited liability company (“Purchaser”) and Consumer Portfolio Services, Inc., a California corporation (“Seller).

WHEREAS, Purchaser desires to purchase from Seller, from time to time, receivables arising in connection with motor vehicle retail installment sale contracts;

WHEREAS, Purchaser intends to finance such purchases by entering into a Revolving Credit Agreement, dated the date hereof, between Purchaser, as Borrower, Seller, as Servicer, and Fortress Credit Co LLC, as Lender, Administrative Agent and Collateral Agent (the “Credit Agreement”) and issuing the Revolving Loan Note, secured by, among other assets, the Receivables and the Other Conveyed Property; and

WHEREAS, Seller is willing to sell such Receivables and the Other Conveyed Property to Purchaser from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the schedules, sections and subsections referred to below. Capitalized terms used and not defined herein have the meaning given to such terms in the Credit Agreement.

“Addition Notice” means, with respect to any transfer of Receivables to Purchaser pursuant to Section 2.1(b) of this Agreement, notice of Seller’s election to transfer Receivables to Purchaser, such notice to designate the related Purchase Date and the aggregate principal amount of Receivables to be transferred on such Purchase Date, substantially in the form of Exhibit B to this Agreement.

“Agreement” means this Receivables Purchase Agreement and any amendment, supplement, restatement or modification hereof that may be made in accordance with the terms of the Credit Agreement.

“Amount Financed” means, with respect to a Receivable, the aggregate amount of credit extended under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

“Assignment” means an Assignment from Seller to Purchaser with respect to the Receivables and Other Conveyed Property to be conveyed by Seller to Purchaser on any Purchase Date, in substantially the form of Exhibit A to this Agreement.

“Contract” means (i) a retail installment sales contract or a conditional sales contract, in each case with respect to, and secured by, a Financed Vehicle, or (ii) a promissory note evidencing the payment obligations of any Person with respect to a Financed Vehicle, and the security agreement pursuant to which such Person’s obligations under such promissory note are secured by a Financed Vehicle.

“Consumer Laws” means federal and State usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the California Military Reservist Relief Act, the Texas Consumer Credit Code, the California Automobile Sales Finance Act, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other federal, State and local consumer credit laws and equal credit opportunity and disclosure laws and regulations thereunder.

“Cram Down Loss” means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Receivable Payments to be made on a Receivable, an amount equal to such reduction in the Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate of the rate of interest specified by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

“Credit Agreement” has the meaning given to such term in the preamble to this Agreement.

“Cutoff Date” means, with respect to a Receivable or Receivables, the date specified as such for such Receivable or Receivables in the applicable Assignment.

“Defective Receivable” means a Receivable that is subject to repurchase pursuant to Section 3.2 of this Agreement.

“FDI” means FDI Computer Consulting, Inc., a California corporation doing business as FDI Collateral Management.

“Insolvency Event” means, with respect to a specified Person, (a) the institution of a proceeding or the filing of a petition against such Person seeking the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such proceeding or petition, decree or order shall remain unstayed or undismissed for a period of 60 consecutive days or an order or decree for the requested relief is earlier entered or issued; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification (paper or electronic) issued by the Registrar of Titles of the applicable state (or by the Title Intermediary) to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded with the State for purposes of establishing the existence and priority of a secured party’s Lien on the Financed Vehicle.  In any jurisdiction in which the original certificate of title is required to be given to the registered owner of the Financed Vehicle, the term “Lien Certificate” shall mean only a certificate of lien or other notification (paper or electronic) issued to a secured party.

“Net Cost Basis” means, with respect to a Receivable as of any date of determination, the greater of (i) the Principal Balance of such Receivable plus accrued interest (if any), through such date of determination and (ii) the amount funded to the applicable dealer in connection with the purchase of the applicable Financed Vehicle.

“Other Conveyed Property” means all property conveyed by Seller to Purchaser pursuant to Sections 2.1 (a)(ii) through (x) of this Agreement and each related Assignment.

“Principal Balance” of a Receivable on any day means the Amount Financed minus the sum of the following amounts without duplication: (i) that portion of all Scheduled Receivable Payments actually received on or prior to such day allocable to principal; (ii) any Cram Down Loss in respect of such Receivable; and (iii) any prepayment in full or any partial prepayment applied to reduce the principal balance of the Receivable, all measured as of the close of business on such day.

“Purchase Date” means each Business Day on which Purchaser acquires Receivables from Seller pursuant to the terms of this Agreement.

“Purchase Price” means, with respect to each Receivable and related Other Conveyed Property transferred to Purchaser on any Purchase Date, an amount equal to the Net Cost Basis of such Receivable to Seller on such Purchase Date.

“Purchaser” means Page Six Funding LLC, a Delaware limited liability company, and its successors in interest to the extent permitted hereunder.

“Related Receivables” means, with respect to a Purchase Date, the Receivables listed on Schedule A to the applicable Assignment executed and delivered by Seller with respect to such Purchase Date.

“Responsible Officer” means, with respect to any Person, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the chief executive officer, the chief financial officer, any executive vice president, the president, vice-president, assistant vice-president or managing director, the secretary, and assistant secretary or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Schedule of Receivables” means collectively, all of the schedules of Receivables purchased by Purchaser pursuant to this Agreement and each Assignment, with each such individual schedule to be attached as Schedule A to the related Assignment, as amended or supplemented from time to time upon each transfer of Receivables or in accordance with the terms of this Agreement.

“Scheduled Receivable Payment” means, with respect to a Receivable and any Collection Period, the payment that the Obligor is contractually obligated to make during such Collection Period in accordance with the terms of such Receivable. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to any Collection Period has been modified so as to differ from the amount specified in such Receivable (i) as a result of the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act, or (iii) as a result of modifications or extensions of the Receivable permitted by the Credit Agreement, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Seller” means Consumer Portfolio Services, Inc., a California corporation, and its successors in interest to the extent permitted hereunder.

“Title Intermediary” means FDI or another title administration service provider approved in writing by the Collateral Agent and which the Servicer has confirmed that such Title Intermediary is authorized by the Registrar of Titles to conduct electronic lien and titling transactions with respect to Financed Vehicles.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) Accounting terms used but not defined or partly defined in this Agreement, in any instrument governed hereby or in any certificate or other document made or delivered pursuant hereto, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect on the date of determination or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1 Conveyance of Receivables.

(a) In consideration of Purchaser’s delivery to or at the direction of Seller on any Purchase Date of the Purchase Price therefor, Seller agrees to sell, transfer, assign, set over and otherwise convey to Purchaser, without recourse (except as otherwise provided herein) all right, title and interest of Seller, whether now existing or hereafter arising, in, to and under:

(i) the Receivables listed in Schedule A to each Assignment executed and delivered by Seller on such Purchase Date and all monies received under such Related Receivables on and after the related Cutoff Date;

(ii) the security interests in the related Financed Vehicles granted by the related Obligors pursuant to the Related Receivables and any other interest of Seller in such Financed Vehicles, including, without limitation, the certificates of title and any other evidence of ownership with respect to such Financed Vehicles;

(iii) any proceeds from claims on any physical damage, credit life and credit accident and health insurance policies or certificates or any vendor’s single interest (VSI) policy, if any, relating to the related Financed Vehicles or the related Obligors, including any rebates or premiums;

(iv) property (including the right to receive future Liquidation Proceeds) that secures a Related Receivable and that has been acquired pursuant to the liquidation of such Related Receivable;

(v) refunds for the costs of extended service contracts with respect to the related Financed Vehicles, refunds of unearned premiums with respect to credit life and credit accident and health insurance policies or certificates covering a related Obligor or Financed Vehicle or his or her obligations with respect to such Financed Vehicle and any recourse to Dealers for any of the foregoing;

(vi) the Receivable File related to each Related Receivable and any and all other documents that Seller (or its designee) keeps on file in accordance with its customary procedures relating to the Related Receivables, the related Obligors or the related Financed Vehicles;

(vii) any proceeds from recourse against Dealers including with respect to the sale of the Related Receivables;

(viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

(ix) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing.

(b) Seller shall transfer to Purchaser the Receivables and the Other Conveyed Property described in paragraph (a) above only upon the satisfaction of each of the conditions set forth below on or prior to the related Purchase Date.

(i) Seller shall have provided Purchaser, each Lender, Servicer and the Administrative Agent with (A) an Addition Notice substantially in the form of Exhibit B hereto (which shall include a supplement to the Schedule of Receivables) and (B) a data tape or other electronic file containing information regarding the Related Receivables that Administrative Agent may request hereto to be transferred on such Purchase Date no later than 1:00 p.m. (New York City time) at least two (2) Business Days prior to such Purchase Date and shall have provided any information reasonably requested by any of the foregoing with respect to Purchaser, Servicer or the Related Receivables;

(ii) Seller shall have deposited in the Collection Account all collections received (if any) on and after the Cutoff Date in respect of the Related Receivables to be purchased on such Purchase Date;

(iii) as of each Purchase Date, (A) Seller shall not be insolvent and shall not become insolvent as a result of the transfer of Related Receivables on such Purchase Date, (B) Seller shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of Seller shall not constitute unreasonably small capital to carry out its business as then conducted;

(iv) an Event of Default or Funding Termination Event shall not have occurred;

(v) each of the representations and warranties made by Seller pursuant to Section 3.1 with respect to the Related Receivables to be purchased on such Purchase Date shall be true and correct as of the related Purchase Date and Seller shall have performed all obligations to be performed by it hereunder or in any Assignment on or prior to such Purchase Date;

(vi) Seller shall have taken all action required to maintain (A) the ownership interest of Purchaser in the Related Receivables and Other Conveyed Property and (B) the first priority perfected security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral;

(vii) no selection procedures adverse to the interests of Purchaser or the Lenders shall have been utilized in selecting the Related Receivables to be sold on such Purchase Date;

(viii) no Servicer Default shall have occurred and be continuing;

(ix) Seller shall have delivered the related Receivable Files to the Custodian no later than two (2) Business Days prior to the requested Purchase Date, and the Custodian shall have confirmed receipt of the related Receivable Files for each Related Receivable and shall have delivered a copy to each Lender and the Administrative Agent of a Collateral Receipt and Exception Report with respect to the Receivable Files related to the Related Receivables to be purchased on such Purchase Date;

(x) Seller shall have executed and delivered to the Administrative Agent an Assignment in the form of Exhibit A with respect to the Related Receivables and the Other Conveyed Property related thereto to be purchased on such Purchase Date; and

(xi) Seller shall have delivered to the Administrative Agent an Officers’ Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

Section 2.2 Payment of Purchase Price. In consideration for the sale of the Related Receivables and Other Conveyed Property described in Section 2.1(a) or the related Assignment, Purchaser shall, on each Purchase Date on which Related Receivables are transferred hereunder, pay to or upon the order of Seller the applicable Purchase Price. To the extent that the Purchase Price of a Receivable exceeds the amount advanced to the Purchaser under the Credit Agreement for such Receivable, such excess shall be deemed a capital contribution by Seller to Purchaser. Purchaser and Seller agree that the Purchase Price represents and shall represent fair and reasonably equivalent value for the Receivables then sold and purchased.

Section 2.3 Transfers Intended as Sales. It is the intention of Seller and Purchaser that each transfer and assignment contemplated by this Agreement and each Assignment shall constitute a sale of the Related Receivables and Other Conveyed Property from Seller to Purchaser free and clear of all liens and rights of others and it is intended that the beneficial interest in and title to the Related Receivables and Other Conveyed Property shall not be part of Seller’s estate in the event of the filing of a petition by or against Seller under any bankruptcy or insolvency law. In the event that, notwithstanding the intent of Seller and Purchaser, the transfer and assignment contemplated hereby or by any Assignment is held not to be a sale, this Agreement and each Assignment shall constitute a security agreement under applicable law and Seller hereby grants to Purchaser a security interest in the Related Receivables and Other Conveyed Property, which security interest has been assigned to the Collateral Agent for the benefit of the Secured Parties.

Section 2.4 Further Encumbrance of Receivables and Other Conveyed Property.

(a) Immediately upon the conveyance to Purchaser by Seller of the Related Receivables and Other Conveyed Property pursuant to Section 2.1 and the related Assignment, all right, title and interest of Seller in and to such Related Receivables and Other Conveyed Property shall terminate, and all such right, title and interest shall vest in Purchaser.

(b) Immediately upon the vesting of any Related Receivables and the related Other Conveyed Property in Purchaser, Purchaser shall have the sole right to pledge or otherwise encumber such Related Receivables and the related Other Conveyed Property. Pursuant to the Credit Agreement, Purchaser has granted a security interest in the Related Receivables and the Other Conveyed Property to secure the repayment of the Revolving Loans and the other Obligations.

ARTICLE III

THE RECEIVABLES

Section 3.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser as to the Receivables conveyed to Purchaser pursuant to Section 2.1(a) above, on which Purchaser relies in acquiring the Receivables, and on which each Lender will rely in making the Revolving Loans pursuant to the Credit Agreement. Such representations and warranties are made with respect to Receivables conveyed on each Purchase Date and are made as of the related Purchase Date, but shall survive the sale, transfer and assignment of the Receivables to Purchaser and the pledge thereof by Purchaser to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement:

(a) Characteristics of Receivables. Each Related Receivable is an Eligible Receivable.

(b) Schedule of Receivables. The information with respect to the Related Receivables set forth in Schedule A to the related Assignment is true and correct in all material respects as of the close of business on the related Cutoff Date, and no selection procedures adverse to any Credit Party have been utilized in selecting the Related Receivables to be sold hereunder and thereunder.

(c) Compliance with Law. Each Related Receivable, the sale of the Financed Vehicle and the sale of any physical damage, credit life and credit accident and health insurance and any extended warranties or service contracts complied at the time the Related Receivable was originated or made and at the execution of the applicable Assignment complies in all material respects with all requirements of applicable Federal, State, and local laws, including, without limitation, Consumer Laws. Each Receivable has been serviced in compliance with all applicable requirements of law.

(d) No Government Obligor. None of the Related Receivables are due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

(e) No Fleet Sales. None of the Receivables have been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five Financed Vehicles).

(f) Security Interest in Financed Vehicle. Immediately subsequent to the sale, assignment and transfer thereof to Purchaser, each Related Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of Seller as secured party which security interest has been validly assigned to Purchaser and subsequently validly pledged to the Collateral Agent for the benefit of the Secured Parties, and such assigned security interest is prior to all other liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created, except for Permitted Liens that may arise after the related Cutoff Date.

(g) Receivables in Force. No Related Receivable has been satisfied, subordinated or rescinded, nor has any related Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

(h) No Waiver. Except as permitted under Section 2.2 of the Servicing Agreement and clause (i) below, no provision of a Related Receivable has been waived, altered or modified in any respect since its origination. No Related Receivable has been modified as a result of application of the Servicemembers Civil Relief Act, as amended.

(i) No Amendments. Except as permitted under Section 2.2 of the Servicing Agreement, no Related Receivable has been amended, modified, waived or refinanced except as such Related Receivable may have been amended in accordance with the Collection Policy.

(j) No Defenses. No right of rescission, setoff, counterclaim or defense exists or has been asserted or threatened with respect to any Related Receivable. The operation of the terms of any Related Receivable or the exercise of any right thereunder will not render such Related Receivable unenforceable in whole or in part and such Receivable is not subject to any such right of rescission, setoff, counterclaim, or defense.

(k) No Liens. As of the related Cutoff Date, (a) there are no liens or claims existing or which have been filed for work, labor, storage or materials relating to a Financed Vehicle financed under a Related Receivable that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Related Receivable and (b) there is no lien against the Financed Vehicle financed under a Related Receivable for delinquent taxes.

(l) No Default; Repossession. Except for Scheduled Receivable Payments that are not more than 30 days past due with respect to no more than 10% of any such Scheduled Receivable Payment, no default, breach, violation or event permitting acceleration under the terms of any Related Receivable has occurred; and no continuing condition that with notice or the lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of any Related Receivable has arisen; and Seller shall not waive and has not waived any of the foregoing (except in a manner consistent with Section 2.2 of the Servicing Agreement) and no Financed Vehicle financed under a Related Receivable shall have been repossessed.

(m) Insurance; Other. (A) Each Obligor under the Related Receivables has obtained an insurance policy covering the Financed Vehicle as of the execution of such Receivable insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage, and Seller and its respective successors and assigns are named the loss payee or an additional insured of such insurance policy, such insurance policy is in an amount at least equal to the lesser of (i) the Financed Vehicle’s actual cash value or (ii) the remaining Principal Balance of the Related Receivable, and each Related Receivable requires the Obligor to obtain and maintain such insurance naming Seller and its respective successors and assigns as loss payee or an additional insured, (B) each Related Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate of insurance naming Seller as policyholder (creditor) under each such insurance policy and certificate of insurance and (C) as to each Related Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Related Receivable is covered by an extended service contract. As of the related Cutoff Date, no Financed Vehicle is or had previously been insured under a policy of forced-placed insurance.

(n) Title. It is the intention of Seller that each transfer and assignment herein contemplated constitutes a sale of the Related Receivables and the related Other Conveyed Property from Seller to Purchaser and that the beneficial interest in and title to such Related Receivables and related Other Conveyed Property not be part of Seller’s estate in the event of the filing of a bankruptcy petition by or against Seller under any bankruptcy law. No Related Receivable or related Other Conveyed Property has been sold, transferred, assigned, or pledged by Seller to any Person other than Purchaser and by Purchaser to any Person other than the Collateral Agent. Immediately prior to each transfer and assignment herein contemplated, Seller had good and marketable title to each Related Receivable and related Other Conveyed Property and was the sole owner thereof, free and clear of all liens, claims, encumbrances, security interests, and rights of others, and, immediately upon the transfer thereof to Purchaser and Purchaser shall have good and marketable title to the Receivables and the other Conveyed Property and shall be the sole owner thereof, free and clear of all Liens and, immediately upon the pledge thereof to the Collateral Agent under the Security Agreement, the Collateral Agent for the benefit of the Secured Parties, shall have a valid and enforceable security interest in the Collateral, free and clear of all liens, encumbrances, security interests, and rights of others, and each such transfer and pledge has been perfected under the UCC. No Dealer has a participation in, or other right to receive, proceeds of any Receivable.

(o) Lawful Assignment; No Consent Required. No Related Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Related Receivable under this Agreement or the pledge of such Related Receivable under the Security Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Related Receivables. For the validity of such sales, transfers, assignments and pledges, no consent by any Dealer, Obligor or any other Person is required under any agreement or applicable law.

(p) All Filings Made. All filings (including, without limitation, UCC filings or other actions) necessary in any jurisdiction to give: (a) Purchaser a first priority perfected ownership interest in the Receivables and the Other Conveyed Property, including, without limitation, the proceeds of the Receivables (to the extent that Purchaser can obtain such first priority perfected security interest pursuant to one or more filings), and (b) the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, have been made, taken or performed.

(q) Receivable File; One Original. Seller has delivered to the Custodian, in accordance with the terms of the Custodial Agreement, a complete Receivable File with respect to each Related Receivable, and the Custodian has delivered to the Collateral Agent, the Servicer and Purchaser an original Collateral Receipt and Exception Report therefor. There is only one original executed copy of each Receivable. The Servicer has in its possession all other relevant documents with respect to the Receivables, including without limitation the related credit application and verification of insurance.

(r) Chattel Paper. Each Related Receivable constitutes “tangible chattel paper” under the UCC.

(s) Title Documents. The Lien Certificate of the related Financed Vehicle for such Related Receivable shows, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 180 days of the origination date and will show, the Seller named as the original secured party under the Related Receivable as the holder of a first priority security interest in such Financed Vehicle. The Collateral Agent has the same rights as the Seller has or would have (if the Seller were still the owner of the Receivable) against all parties claiming an interest in such Financed Vehicle, and such rights have been validly pledged, subject to the terms and provisions of any Intercreditor Agreement, to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement. With respect to each Related Receivable for which a Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related Dealer that such Lien Certificate showing the Seller as first lienholder has been applied for.

(t) Valid and Binding Obligation of Obligor. Each Related Receivable is the legal, valid and binding obligation in writing of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and all parties to such contract had full legal capacity to execute and deliver such contract and all other documents related thereto and to grant the security interest purported to be granted thereby. Each Related Receivable is not subject to any right of set-off by the Obligor.

(u) Characteristics of Obligors. As of the date of each Obligor’s application for credit from which the Related Receivable arises, such Obligor was an Eligible Obligor. Except with respect to any Post-Petition Receivable, during the period from the date of each Obligor’s application for financing of the Financed Vehicle from which the related Receivable arises to the applicable Purchase Date, no Obligor is or has been the subject of any Federal, State or other bankruptcy, insolvency or similar proceeding.

(v) Casualty and Impounding. No Financed Vehicle financed under a Related Receivable has suffered a casualty and Seller has not received any notice that any Financed Vehicle has been impounded.

(w) Full Amount Advanced; No Agreement to Lend. The full amount of each Receivable has been advanced to each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Related Receivable does not have any option under the Receivable to borrow from any Person any funds secured by the Financed Vehicle.

(x) Obligation to Dealers or Others. Purchaser and its assignees will assume no obligation to Dealers or other originators or holders of the Related Receivables (including, but not limited to under Dealer reserves) as a result of its purchase of the Related Receivables.

(y) No Impairment. Neither Seller nor Purchaser has done anything to convey any right to any Person that would result in such Person having a right to payments due under any Related Receivables or otherwise to impair the rights of Purchaser or any Credit Party in any Related Receivable or the proceeds thereof.

(z) Receivables Not Assumable. No Related Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to Purchaser or Seller with respect to such Related Receivable.

(aa) Servicing. The servicing of each Related Receivable and the collection practices relating thereto have been lawful and in accordance with the Collection Policies; and other than the Servicer and the Back-up Servicer pursuant to the Credit Documents, no other person has the right to service the Receivable.

(bb) Creation of Security Interest. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables and the Other Conveyed Property in favor of Purchaser, which security interest is prior to all other Liens (other than the Liens of the Collateral Agent under the Security Agreement) and is enforceable as such as against creditors of and purchasers from Seller. The Security Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens.

(cc) Perfection of Security Interest in Receivables and Other Conveyed Property. Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Receivables and the Other Conveyed Property granted to Purchaser hereunder pursuant to Section 2.3 and the related Assignment.

(dd) Perfection of Security Interest in the Collateral. Purchaser has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first priority security interest in the Receivables and the other Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

(ee) Perfection of Security Interests in Financed Vehicles. Seller has taken all steps necessary to perfect its security interest against the Obligors in the Financed Vehicles securing the Receivables and such security interest has been validly assigned by Seller to Purchaser and pledged by Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(ff) No Other Security Interests - Seller. Other than the security interest granted to Purchaser pursuant to Section 2.3 and the related Assignment, and, to the extent permitted by the Credit Agreement, liens securing Subordinated Notes, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or the Other Conveyed Property, other than such security interests as are released at or before the conveyance thereof. Seller has not authorized the filing of and is not aware of any financing statements filed against Seller that include a description of collateral covering any portion of the Receivables and the Other Conveyed Property other than any financing statement relating to the security interest granted to Purchaser hereunder or that has been terminated or released as to the Receivables and the Other Conveyed Property. Seller is not aware of any judgment or tax lien filings against Seller.

(gg) No Other Security Interests - Purchaser. Other than the security interest in the Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, Purchaser has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. Purchaser has not authorized the filing of and is not aware of any financing statements filed against Purchaser that include a description of collateral covering any portion of the Collateral other than any financing statement relating to the security interests described in the preceding sentence, or a security interest that has been terminated or released with respect to the Collateral. Purchaser is not aware of any judgment or tax lien filings against Purchaser.

(hh) Notations on Contracts; Financing Statement Disclosure. The Custodian has in its possession copies of all Contracts that constitute or evidence the Receivables. The Contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Purchaser and/or the Collateral Agent for the benefit of the Secured Parties. All financing statements filed or to be filed against Seller in favor of Purchaser in connection herewith describing the Receivables contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party.”

(ii) Records. On or prior to each Purchase Date, Seller will have caused its records (including electronic ledgers) relating to each Related Receivable to be conveyed by it on such Purchase Date to be clearly and unambiguously marked to reflect that such Related Receivable was conveyed by it to Purchaser and pledged by Purchaser to the Collateral Agent for the benefit of the Secured Parties.

(jj) Computer Information. The computer diskette, computer tape or other electronic transmission made available by Seller to Purchaser on each Purchase Date is, as of the related Cutoff Date, complete and accurate and includes a description of the same Receivables described in Schedule A to the related Assignment.

(kk) Delivery of Receivable Files. A complete Receivable File (other than, if applicable, an original Lien Certificate missing from the related Receivable File as described in the foregoing clause (s)) with respect to each Receivable has been, prior to the Purchase Date, delivered to the Custodian in accordance with the provisions of the Custodial Agreement.

(ll) No Pre-existing Indebtedness. Seller is not transferring any Receivable to Purchaser in connection with any pre-existing indebtedness.

(mm) Ordinary Course of Business. Each sale of Receivables is being made in the ordinary course of business of both Purchaser and Seller.

Section 3.2 Repurchase upon Breach. Seller shall inform Purchaser and the Administrative Agent promptly, in writing, upon the discovery of any breach of Seller’s representations and warranties made pursuant to Section 3.1 with respect to a Receivable conveyed to Purchaser pursuant to Section 2.1(a) above. Unless the breach shall have been cured by the last day of the second Collection Period following the discovery thereof by or notice to Purchaser and/or the Administrative Agent of such breach, Seller shall repurchase any Receivable if such Receivable is materially and adversely affected by the breach as of the last day of such second Collection Period (or, at Seller’s option, the last day of the first Collection Period following discovery). In consideration of the repurchase of any Receivable, Seller shall remit the Receivable Repurchase Price to the Collection Account on the date of such repurchase. Upon the deposit of the Receivable Repurchase Price in respect of any Defective Receivables into the Collection Account, Purchaser shall cause the Custodian to release to Seller or its designee the related Receivable Files and Purchaser shall execute and deliver all reasonable instruments of transfer or assignment, without recourse, as are prepared by Seller and delivered to Purchaser and necessary to vest in Seller or such designee title to such Defective Receivables. The parties hereto hereby acknowledge that the Collateral Agent for the benefit of the Secured Parties shall have the right to enforce directly against Seller the repurchase obligations of Seller pursuant to this Section 3.2. The sole remedies of Purchaser, the Collateral Agent and the other Secured Parties with respect to any Receivables as to which a breach of representations and warranties pursuant to Section 3.1 has occurred shall be to enforce Seller’s obligation to repurchase such Receivables pursuant to this Section 3.2 and Seller’s indemnity provided by Section 5.3(a).

ARTICLE IV

THE PURCHASER

Section 4.1 Representations of Purchaser. Purchaser hereby continuously represents and warrants that, during the term of this Agreement and so long as the Obligations remain outstanding under the Credit Agreement:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign limited liability company in all states where such qualification is required, has all necessary limited liability company power and authority to enter into this Agreement and each of the other Credit Documents to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Purchaser has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Credit Document to which it is a party and this Agreement and each other Credit Document to which Purchaser is a party are the legal, valid and binding obligations of Purchaser and are enforceable against Purchaser in accordance with their terms.

(c) The execution, delivery and performance by Purchaser of this Agreement and each of the Credit Documents to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Purchaser; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Purchaser is a party or by which it or any of its assets or properties may be bound or affected; and Purchaser is not in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Purchaser of this Agreement and each other Credit Document for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e) No event has occurred and is continuing which constitutes a Default or an Event of Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting Purchaser before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby, or that might result in any Material Adverse Effect.

(f) Purchaser is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Purchaser’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Purchaser shall not be rendered insolvent by the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Purchaser is not now and shall not foreseeably become unreasonably small to permit Purchaser to carry on its business and transactions and all businesses and transactions in which it is about to engage. Purchaser does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

ARTICLE V

THE SELLER

Section 5.1 Representations of Seller. Seller hereby continuously represents and warrants that, during the term of this Agreement and so long as any Obligations remain outstanding under the Credit Agreement:

(a) Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing as a foreign corporation in all states where such qualification is required, has all necessary corporate power and authority to enter into this Agreement and each other Credit Document to which it is a party and to perform all of its obligations hereunder and thereunder.

(b) Seller has all requisite right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each other Credit Document to which it is a party and this Agreement and each other Credit Document to which Seller is a party are the legal, valid and binding obligations of Seller, and are enforceable against such Person in accordance with their terms.

(c) The execution, delivery and performance by Seller of this Agreement and each other Credit Document to which it is a party does not and shall not (i) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller; (ii) violate any provision of its charter documents, bylaws, limited liability company agreement, operating agreement or partnership agreement, as applicable; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Seller is a party or by which it or any of its assets or properties may be bound or affected; and Seller is not in default of any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(d) No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or shall be required in connection with the execution, delivery or performance by Seller of this Agreement and each other Credit Document to which it is a party for the valid consummation of the transactions contemplated hereby or thereby, other than the filing of financing statements.

(e) No event has occurred and is continuing which constitutes a Default, Event of Default or a Servicer Default. There is no action, suit, proceeding or investigation pending or threatened against or affecting Seller before or by any court, administrative agency or other governmental authority that brings into question the validity of the transactions contemplated hereby or by the other Credit Documents, or that might result in any Material Adverse Effect.

(f) Seller is solvent, generally able to pay its obligations as they become due, has sufficient capital to carry on its business and transactions and all businesses and transactions in which it intends to engage, and the current value of Seller’s assets, at fair saleable valuation, exceeds the sum of its liabilities. Seller shall not be rendered insolvent by the execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby and the capital remaining in Seller is not now and shall not foreseeably become unreasonably small to permit Seller to carry on its business and transactions and all businesses and transactions in which it is about to engage. Seller does not intend to, nor does it reasonably believe it shall, incur debts beyond its ability to repay the same as they mature.

Section 5.2 Additional Covenants.

(a) Sale. Seller agrees to treat the conveyances hereunder as financings for tax purposes and as sales for all other purposes (including without limitation legal and bankruptcy purposes) on all relevant books, records, tax returns, financial statements and other applicable documents; provided that the financial statements of Purchaser will be consolidated with those of Seller in accordance with GAAP and as such the conveyances of the Receivables will be reflected as secured financings on Seller’s consolidated financial statements with footnote disclosure of the sales contemplated hereby . Seller will not make any transfer of Receivables hereunder if Seller or Purchaser is then insolvent or would be rendered insolvent thereby.

(b) Non-Petition. Seller covenants and agrees that, to the fullest extent permitted by applicable law, it will not take any action to pursue any remedy against Purchaser that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since the date on which all of the Obligations have been paid in full. Purchaser and Seller agree that damages will not be an adequate remedy for breach of this covenant and that this covenant may be specifically enforced by Purchaser, by the Administrative Agent or by any Lender.

(c) Cooperation. If an Event of Default shall have occurred and be continuing, Seller shall cooperate with and provide all information and access reasonably requested by each Lender and/or each Agent in connection with any actions taken in connection therewith pursuant to the Credit Documents.

(d) Disposal of Interests. Seller shall not sell, assign, pledge, or otherwise dispose of any of the limited liability company interests in Purchaser to any Person without the prior written consent of the Administrative Agent.

Section 5.3 Liability of Seller; Indemnities.

(a) Seller shall defend, indemnify and hold harmless Purchaser, each Lender, each Agent and each other Secured Party and their respective officers, directors, agents and employees for any liability as a result of the failure of a Receivable conveyed to Purchaser pursuant to Section 2.1 (a) above to be originated in compliance with all requirements of law and for any breach of any of its representations, warranties, covenants or other agreements contained herein, including:

(i) any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by Seller, any Affiliate thereof or any of their respective agents or subcontractors, of a Financed Vehicle;

(ii) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Credit Documents (except any income taxes arising out of fees or other amounts paid to any Lender or any Agent and except any taxes to which any Lender or any Agent may otherwise be subject), including without limitation any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Purchaser, not including any taxes asserted with respect to federal or other income taxes arising out of payments on the Revolving Loans) and costs and expenses in defending against the same;

(iii) any loss, liability or expense incurred by reason of Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement;

(iv) any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Credit Documents, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such indemnified party; or

(v) any and all costs, expenses, losses, claims, damages and liabilities arising out of or relating to any of Seller’s, representations and warranties, covenants or other agreements contained herein or in any other Credit Document to which Seller is a party.

(b) Indemnification under this Section shall survive the resignation or removal of Servicer or the Administrative Agent and the termination of this Agreement and the other Credit Documents and shall include reasonable fees and expenses of counsel and other expenses of litigation. These indemnity obligations shall be in addition to any obligation that Seller may otherwise have under applicable law, hereunder or under any other Credit Document.

Notwithstanding any provision of this Section 5.3 or any other provision of this Agreement, nothing in this Agreement shall be construed as to require Seller to provide any indemnification hereunder or under any other Credit Document for any costs, expenses, losses, claims, damages or liabilities arising out of, or incurred in connection with, credit losses with respect to the Receivables.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing.

Purchaser:                                           Page Six Funding LLC
3800 Howard Hughes Parkway, Suite 1400
Las Vegas, Nevada  89169
Telephone: (888) 646-0771
Facsimile: (949) 255-8505
Attn: Jeffrey P. Fritz, Chief Financial Officer

Seller:                                           Consumer Portfolio Services, Inc.
3800 Howard Hughes Parkway, Suite 1400
Las Vegas, Nevada  89169
Telephone: (888) 646-0771
Facsimile: (949) 255-8505
Attn: Jeffrey P. Fritz, Chief Financial Officer

Any notice or other communication to a Lender, the Administrative Agent, the Collateral Agent, the Servicer or the Custodian shall be delivered in the manner specified in Section 9.1 of the Credit Agreement.

All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission if receipt is confirmed, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 6.2 Prior Agreements Superseded. This Agreement, together with the other Credit Documents, constitute the sole and only agreement of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement and the other Credit Documents. No provision of this Agreement or other Credit Document may be modified, waived or terminated except by instrument in writing executed by the Administrative Agent and the party against whom a modification, waiver or termination is sought to be enforced.

Section 6.3 Parties Bound. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such parties hereto and their respective successors and permitted assigns. Each Lender and each Agent shall be express third party beneficiaries hereof. No party hereto shall assign its rights or duties hereunder without the prior written consent of the Administrative Agent.

Section 6.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

Section 6.5 Severability of Provisions. Any provision which is determined to be unconscionable, against public policy or any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.6 Further Instruments. Each party hereto shall from time to time execute and deliver, and shall cause each of its subsidiaries to execute and deliver, all such amendments, supplements and other modifications hereto and to the other Credit Documents and all such financing statements or continuation statements, instruments of further assurance and any other instruments, and shall take such other actions, as any Lender or any Agent reasonably requests and deems necessary or advisable in furtherance of the agreements contained herein.

Section 6.7 Governing Law. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA. EACH PARTY HERETO HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS ANY LENDER MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, EACH PARTY HERETO ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK’ SHALL APPLY TO THE CREDIT DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

Section 6.8 Consent of Jurisdiction. AT THE OPTION OF ANY LENDER, THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY HERETO COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, EACH LENDER, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 6.9 Waiver of Jury Trial. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 6.10 Pledge by Purchaser. Seller acknowledge that Purchaser has pledged all of its rights, title and interest in and to this Agreement to the Collateral Agent for the benefit of the Secured Parties, and that the Collateral Agent and the Secured Parties may enforce this Agreement as if they were parties hereto. Each of the Collateral Agent and the Secured Parties is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

PAGE SIX FUNDING LLC, a Delaware limited liability company

By: /s/ Denesh Bharwani
Name:  Denesh Bharwani
Title:  Vice President

CONSUMER PORTFOLIO SERVICES, INC., a California corporation

By: /s/ Jeffrey P. Fritz
Name:  Jeffrey P. Fritz
Title:  Executive Vice President